EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Penson Worldwide, Inc.
Dallas, Texas
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2000 Stock Incentive Plan and Employee Stock Purchase Plan of Penson Worldwide, Inc. of our report dated March 21, 2006, with respect to the consolidated financial statements of Penson Worldwide, Inc. included in its Registration Statement on Form S-1, filed with the Securities and Exchange Commission.

/s/ BDO Seidman, LLP
BDO SEIDMAN, LLP
Dallas, Texas
May 22, 2006